UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2021

Apria, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40053	82-4937641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7353 Company Drive

Indianapolis, Indiana 46237

(Address of Principal Executive Offices) (Zip Code)

(800) 990-9799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2021, the Board of Directors (the “Board”) of Apria, Inc. (the “Company”), upon the recommendation of the Board’s Corporate Governance and Nominating Committee, increased the size of the Board by two directors (to a total size of 11 directors) and filled the vacancies created by such increase by appointing Teresa Kline as a Class I director and Susannah Gray as a Class II director, in each case, to hold office until the next election of the class of directors for which such director has been appointed and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Mses. Kline and Gray will each also serve on the Board’s Audit Committee.

The Board has determined that each of Mses. Kline and Gray qualify as an independent director under the Company’s Corporate Governance Guidelines, the rules and regulations of the Nasdaq Global Select Market and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Each of Mses. Kline and Gray will receive compensation as a non-employee director in accordance with the Company’s compensation program for eligible non-employee directors as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA, INC.

By:	/s/ Michael-Bryant Hicks
Name:	Michael-Bryant Hicks
Title:	Executive Vice President, General Counsel and Secretary

Date: May 6, 2021